As filed with the Securities and Exchange Commission on August 6, 1999
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         AUTOMATIC DATA PROCESSING, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                             22-1467904
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                              Identification No.)

                                One ADP Boulevard
                           Roseland, New Jersey 07068
                                 (973) 994-5000
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                    OMR Systems Corporation Stock Option Plan

                           (Full titles of the plans)

                              James B. Benson, Esq.
                         Automatic Data Processing, Inc.
                                One ADP Boulevard
                           Roseland, New Jersey 07068
                     (Name and address of agent for service)
                                 (973) 994-5000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Richard S. Borisoff, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                                 (212) 373-3000

                         CALCULATION OF REGISTRATION FEE

                                   Proposed Maximum
    Title of Each Class of           Amount to be           Offering Price             Proposed Maximum             Amount of
  Securities to be Registered         Registered             Per Share(1)         Aggregate Offering Price(1)   Registration Fee
==============================  =======================  ====================  ==============================  ===================
Common Stock, par value
$0.10 per share...............     361,488 shares(2)           $39.6875                   $14,346,555                 $3,988
==============================  =======================  ====================  ==============================  ===================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The Proposed Maximum Offering Price was determined by averaging the high and low prices of the Common Stock, $0.10 per share par value ("Common Stock"), of Automatic Data Processing, Inc. ("ADP") as reported on the New York Stock Exchange Composite Transaction Tape on August 2, 1999.

(2) The amount of shares to be registered has been determined based on the product of (i) 12.45 shares of OMR Systems Corporation common stock issuable pursuant to outstanding options under the OMR Systems Corporation Stock Option Plan, multiplied by (ii) an exchange ratio of 29,035, as determined in connection with ADP's acquisition of OMR Systems Corporation.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and rule 424 under the Securities Act of 1933. The information required in the Section 10 (a) prospectus is included in documents being maintained and delivered by Automatic Data Processing, Inc. as required by Part I of Form S-8 and by Rule 428 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Automatic Data Processing, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998 and December 31, 1998.

         3. The description of the Company's Common Stock contained in its registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as filed with the Commission on January 21, 1992, including any amendment or report filed for the purpose of amending such description.

         In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the shares of the Company's Common Stock being registered pursuant hereto has been passed upon by James B. Benson, Esq., Vice President, Secretary and General Counsel of the Company. Mr. Benson, a full-time employee of the Company, beneficially owns 75,497 shares of the Company's common stock.

Item 6.  Indemnification of Directors and Officers

         Provision for indemnification of directors and officers is made in
Section 145 of the Delaware General Corporation Law.

         Article Fifth, Sections 3 and 4 of the ADP's Amended and Restated Certificate of Incorporation provide as follows:

         "The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. In addition, the Corporation shall, in the manner and to the extent as the Bylaws of the Corporation shall provide, indemnify to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, such other persons as the By-laws shall provide, and may purchase and maintain insurance on behalf of such other persons."

         "A director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to any acts or omissions occurring prior to, such repeal or modification."

         Finally, Article 6, Section 1 of ADP's By-Laws provides as follows:

         "Nature of Indemnity: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she (x) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of any such employee or agent, in a manner he or she reasonably believed to be not in violation of any policies or directives of the Corporation, and (y) with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The indemnification under this Section 1 shall apply to all directors and officers of the Corporation who sit on the boards of directors of non-profit corporations in keeping with the Corporation's philosophy."

         "The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

         As permitted by Section 145 of the General Corporation Law of the State of Delaware and ADP's Certificate and By-Laws, ADP also maintains a directors and officers liability insurance policy which insures, subject to certain exclusions, deductibles and maximum amounts, directors and officers of ADP against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as directors and officers.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (ii) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland, State of New Jersey on August 6, 1999.

                                         AUTOMATIC DATA PROCESSING, INC.


                                         By: /s/ Arthur F. Weinbach
                                             ----------------------
                                             Arthur F. Weinbach
                                             Chairman of the Board and
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                            Title                      Date
       ---------                            -----                      ----

/s/ Arthur F. Weinbach           Chairman of the Board, Chief     August 6, 1999
----------------------           Executive Officer and Director
(Arthur F. Weinbach)             (Principal Executive Officer)

/s/ Richard J. Haviland          Chief Financial Officer          August 6, 1999
-----------------------          (Principal Financial and
(Richard J. Haviland)            Accounting Officer)

/s/  Gary C. Butler              Director                         August 6, 1999
-------------------
(Gary C. Butler)

/s/  Joseph A. Califano, Jr.     Director                         August 6, 1999
----------------------------
(Joseph A. Califano, Jr.)

/s/  Leon G. Cooperman           Director                         August 6, 1999
----------------------
(Leon G. Cooperman)

/s/  George H. Heilmeier         Director                         August 6, 1999
------------------------
(George H. Heilmeier)

       Signature                            Title                      Date
       ---------                            -----                      ----

/s/  Ann Dibble Jordan           Director                         August 6, 1999
----------------------
(Ann Dibble Jordan)

/s/  Harvey M. Krueger           Director                         August 6, 1999
----------------------
(Harvey M. Krueger)

/s/  Frederic V. Malek           Director                         August 6, 1999
----------------------
(Frederic V. Malek)

/s/  Henry Taub                  Director                         August 6, 1999
---------------
(Henry Taub)

/s/  Laurence A. Tisch           Director                         August 6, 1999
----------------------
(Laurence A. Tisch)

/s/  Josh S. Weston              Director                         August 6, 1999
-------------------
(Josh H. Weston)

                                INDEX TO EXHIBITS

Exhibits
--------
  4.1    OMR Systems Corporation Stock Option Plan

  4.2 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit (3)-#1 to Registrant's Registration Statement on Form S-4 filed with the Commission on February 9, 1999)

  4.3 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit (3)-#2 to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, No. 1-05397)

  4.4 Form of the Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4.4 to Registrant's Registration Statement on Form S-3 filed with the Commission on January 21, 1992, No. 33-45150)

  5.1 Opinion of James B. Benson, Esq. as to the legality of the securities being registered hereby

 23.1    Consent of James B. Benson, Esq. (included in Exhibit 5.1)

 23.2    Consent of Deloitte & Touche LLP